EXHIBIT 10.12

                         GLOBAL MASTER SERVICE AGREEMENT

Customer:

Name: Digital Courier Technologies, Inc.          Phone:
      ----------------------------------                ------------------------
City: Park City                               State: Utah             Zip: 84060
      ----------------------------------             ----------------      -----

Subject to the terms and conditions of this Service Agreement and such exhibits or attachments as may now or hereafter be attached hereto, please enter my order for Global Payment Systems LLC's ("Global") electronic data processing Services or Systems (collectively the "Services") for an initial term of five (5) years. This agreement replaces any prior agreement between these two companies or their predecessor companies.

Customer:

Digital Courier Technologies, Inc.                    Global Payment Systems LLC

By: /s/ James Egide                          By: /s/ Suellyn P. Tomay
-------------------                          ------------------------
Typed Name: James Egide                      Typed Name: Suellyn P. Tomay

Title: Chief Executive Officer               Title: Vice President & Acting
                                                    General Counsel
Date: 5-31-2000O                             Date:

Address:                                     Address:
P.O. Box 8000
136 Heber Ave., Suite 204                    Four Corporate Square
Park City, Utah                              Atlanta, GA 30329-2010
Attention: James Egide                       Attention: Office of Corporate
                                                        Secretary

                              TERMS AND CONDITIONS
                              --------------------

1. GLOBAL SERVICES: According to the terms of this Agreement ("Agreement"), Global will furnish Customer with the Services described in Exhibit A, Service Description, attached hereto and incorporated herein by reference. Additional requested Services, if available, will be furnished to Customer under the general terms and conditions of this Agreement and in accordance with pricing established by Global for such additional Services. Customer will purchase all of the requirements of Customer for all information technology services and applications described herein.

2. CHARGES: Charges for the Services shall be as set forth in Exhibit B, Service Pricing Schedule. The amount of usage of Services to be paid for by Customer


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shall be that amount recorded by Global's computer system. Charges for requested
Services for which there is no published rate shall, in the absence of prior written agreement, be at a reasonable rate as determined by Global. In addition, Customer will be charged an amount equal to any taxes, however designated, levied or based on any of the above referred to charges or Services, including State and local taxes paid or payable by Global, excluding any federal, State of local taxes based on Global's net income.

Customer hereby authorizes Global to charge Customer's checking account monthly for all charges incurred by Customer, including any charges incurred by Global on Customer's behalf, for Customer's use of the Services as provided for in this Agreement. Prior to the account being debited, Global will send Customer a statement detailing the amount to be debited to Customer's account. If Customer's checking account contains insufficient funds to accommodate such debit, Customer authorizes Global to charge its checking account a one and one-half percent (1 %) per month service charge on all amounts that are not paid on the due date. All payments shall be made in United States dollars. In the event that any amount due hereunder is not timely paid as provided herein, Global may, in addition to any other right or remedy which it may have under this Agreement or at law, terminate this Agreement and Customer's use of the Services if Customer does not effect payment in full within ten (10) days of Global's written demand therefor. Customer agrees to reimburse Global for all costs and expenses, including reasonable attorney's fees, incurred by Global in enforcing collection of any moneys due it under this Agreement.

3. TERM AND TERMINATION:
   --------------------

a. This Agreement shall remain in full force and effect for the initial term set forth on the cover page, beginning upon the date Global executes the Agreement, and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless either party gives the other party written notice of termination at least one hundred and eighty (180) days prior to the expiration of the initial term or any extensions or renewals thereof. Termination of this Agreement shall not terminate Customer's obligation to pay Global for all services performed under the Agreement prior to discontinuance of performance by Global due to termination.

b. Except as provided in Paragraph 2 above, in the event that either party hereto fails in the performance of its obligations hereunder or breaches the terms or conditions hereof, the other party may, at its option, give written notice to the party which has failed to perform or has breached this Agreement of its intention to terminate this Agreement unless such breach or failure in performance is remedied within sixty (60) days of such notice. Failure to remedy such a breach shall make this Agreement terminable, at the option of the aggrieved party, at the end of such sixty (60) day period unless notification is withdrawn.

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c. In the event that Customer becomes or is declared  insolvent or bankrupt,  is the subject of any proceedings related to its liquidation, insolvency, or for the appointment of a receiver, conservator, or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the liquidator, trustee, receiver, conservator, new owner, manager, or other agent or representative shall have sixty (60) days to notify Global that it is terminating the Agreement as of a date within such sixty (60) day period. If Global is not so notified, this Agreement shall not be terminated, but shall continue on all of the terms and conditions stated herein, including, without limitation, the payment terms specified in Section 2. All Services provided to Customer by Global pursuant to this Agreement shall be deemed to be administrative expenses in the event of Customer's insolvency or bankruptcy or the appointment of a receiver, conservator, or similar officer for Customer.

d. In the event that Global terminates this Agreement pursuant to Sections 3(b) or 3(c) hereof or that Customer terminates this Agreement in breach of
   Section 3(a) hereof, the parties agree that Global's damages resulting from the breach will be difficult if not impossible to ascertain. Such damages may include without limitation deconversion costs, personnel and administrative costs, dedicated computer time, equipment, office space, supplies, printing and microfiche costs, telecommunications, audit costs, training costs, software, damages to contracts and leases with third parties, lost profits, and maintenance costs.

   If Global terminates this Agreement pursuant to Section 3(b) or 3(c) hereof or if Customer terminates this Agreement in breach of Section 3(a) hereof, then in lieu of all other damages to which Global may be entitled, except for payment obligations for Services already provided hereunder (or that Global may continue to provide), which shall be an additional cost, Customer shall remit to Global within thirty (30) days of the date of the termination a termination fee equal to the sum of the following:

   (i) One Hundred percent (100%) of the costs (both out-of-pocket and internal) of Global incurred in connection with such termination; and

   (ii) Fifty percent (50%) of the revenues Global would have received in the absence of such termination, which revenues shall be calculated by multiplying (A) the average of the monthly revenues received by Global pursuant to this Agreement in the preceding six (6) months, by (B) the number of months remaining before the expiration date of the then current term.

   The termination fees provided for herein are hereby agreed by the parties hereto to be a reasonable amount of liquidated damages to compensate Global

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   for its termination  expenses,  lost profits, and all other damages under the circumstances in which such termination fees would be payable.

4. CHANGE OF CHARGES: Global shall have the right to change the prices for any of the Services at any time on or after the expiration of the first year's anniversary date of this Agreement upon not less than thirty (30) days prior written notice to Customer. Such new price shall be guaranteed to remain at the same level for a period of two (2) years from the effective date of such change.

Notwithstanding the above requirements, Global shall have the right to increase the fees and charges paid by Customer to offset any increase in rates charged by the communications common carriers and/or equipment providers. Any such increase shall become effective on the same day as the increase in rates charged by the communications common carrier and/or equipment providers becomes effective.

Further notwithstanding the above requirements, Global shall have the right to increase such fees and charges to offset any increase to Global in the costs of providing the Services hereunder or if any change in the rules, regulations or operating procedures of any payment system sponsoring organization (including, without limitation, MasterCard, VISA, Diner's, American Express, Discover or
JCB) or any cognizant Federal, State or local governmental agency or regulatory authority results in such cost increase. Any such increase shall become effective as of the date on which Global notifies Customer of such increase.

5. USE OF THE SERVICES: Customer agrees to utilize the Services in accordance with this Agreement, its exhibits or attachments and Global's instructions and specifications and to provide Global with the necessary data in the proper format to enable Global to properly furnish the Services. Customer agrees to provide Global with at least sixty (60) days written notice of any proposed changes in method of employment of the Services which could significantly alter the volume.

Customer agrees to comply with all operating instructions pertaining to the Services as issued by Global from time to time. In order to continuously improve the efficiency and quality of the Services, Global reserves the right to make such software, hardware, and operational changes as it shall reasonably deem necessary and Customer shall be notified of any changes affecting the Services to Customer. Customer acknowledges that Global shall provide the Services using such software, whether owned by Global or others, as Global in its sole discretion determines appropriate.

Customer is solely responsible for providing, installing, and maintaining all telecommunications lines and equipment, including terminals and control units, data lines, and any other equipment as Global may require to perform services hereunder. Customer shall bear the complete responsibility including, but not limited to, the costs of procurement, operation, installation, and maintenance

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of such equipment,  although Global may, at Customer's request,  advise Customer in the selection process. If authorized by Customer, Global shall arrange for and coordinate installation of such equipment in conjunction with Customer's conversion to Global's Systems for a mutually agreeable fee. All equipment provided by Customer shall be acceptable to Global.

Customer will distribute, inspect, and review all reports created from information transmitted or delivered by Global and reject all incorrect reports within three (3) business days after receipt thereof for daily reports and within five (5) business days after receipt thereof for other than daily reports. Notwithstanding the foregoing time limits, Customer shall promptly inform Global of any errors, deficiencies, or irregularities reflected in any such statements that Customer discovers. Failure to so reject any report collected from such information shall constitute acceptance thereof.

Customer's electronic data processing system, if any, shall be administered in a manner compatible with Global's Systems. Customer will cooperate with Global to accommodate any reasonable changes or modifications to Global's Systems which may occur from time to time.

Customer will (i) comply with (A) all applicable state and federal laws and regulations `and shall be solely responsible for compliance with Regulation Z, Fair Credit Reporting Act, or any other state or federal law or regulation governing Customer's relationship with its cardholders or merchants (B) applicable by-laws and regulations of VISA U.S.A., Inc., Visa International and MasterCard International Incorporated, and (C) Global's operating policies and procedures set forth in the documentation or otherwise, as the same may be modified from time to time by Global, (ii) use written material, advice and technical information provided by Global in connection with the Services, (iii) effect all collections of its accounts, (iv) bear all losses from uncollected accounts, all costs or expenses incurred in connection with the collection of accounts, and costs or expenses incurred in connection with accounts with respect to which there is any controversy, claim, or dispute, and (v) arrange for such action as may be appropriate or necessary because of misuse or abuse in the use of any account opened or accepted by it, and other terms and conditions applicable to transactions effected through it.

Customer is responsible for the quality and accuracy of all data input to Global and will insure that such data is organized in the proper input sequence and format as specified by Global. Any data submitted by Customer for processing which is incorrect, illegible, or otherwise not in proper form may be, at Global's option, returned to Customer for correction before processing. In the event Customer fails to furnish its data to Global in the form and in accordance with the schedule agreed upon, Global will use all reasonable efforts to reschedule and process the work as promptly as possible, it being understood that all expenses to Global occasioned by such failure will be borne by Customer.

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6. OWNERSHIP OF PROGRAMS: Customer agrees that the Systems (which are defined as
the  computer  programs,  including  without  limitation,   software,  firmware,
application programs, operating systems, files, and utilities and (2) supporting documentation for such computer programs, including without limitation, input
and  output  formats,  program  listings,   narrative  descriptions,   operating
instructions and programming instructions, and (3) any tangible media upon which such programs are recorded, including without limitation, chips, tapes, disks, any diskettes and which includes all changes, additions and/or enhancements to any of the foregoing) supplied or made available to it by Global or used by Global to provide the Services are the exclusive property of Global, its agents, suppliers, or contractors. Customer further agrees that the Systems or any part thereof will not be copied or used in any manner or for any purpose other than that specifically authorized by this Agreement and shall not be used in connection with the systems or services of any entity other than Global. The Systems and all computer tapes, disks, programs, specifications and enhancements developed in connection with the Services are and shall remain at all times during and after the term of this Agreement the exclusive property of Global. Customer hereby assigns all its rights, title and interest, if any, in such tapes, disks, programs, specifications and enhancements to Global. This clause shall survive the termination of this Agreement.

7. LIMITATION OF LIABILITY:

a. Global shall not be liable for failure to provide the Services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, unusually severe weather, electrical power failures, telecommunication failures, unavoidable delays, or other similar causes beyond Global's control and Global shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly from such causes. If Global's failure to provide the Services is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both Global and the subcontractor, Global shall not be liable unless the supplies or Services to be furnished by the subcontractor were obtainable from other sources on commercially reasonable terms and in sufficient time to permit Global to fulfill its obligations hereunder.

b. Global agrees to use its commercially reasonable efforts at all times to provide prompt and efficient services; however, Global makes no warranties or representations regarding the Services except as specifically stated in this Paragraph 7.b. Global shall use due care in providing the Services hereunder and agrees that it will, at its expense, correct any errors which are due solely to malfunction of Global's computers, operating systems or programs, or errors by Global's employees or agents. Correction shall be limited to

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   rerunning  of the job or jobs  and/or  recreating  of data or program  files.
   Global shall not be responsible in any manner for errors or failures of or errors in proprietary systems and programs other than those of Global, nor shall Global be liable for errors or failures of Customer's software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions with respect to the information being transmitted, Global's liability shall be limited to using commercially reasonable efforts to correct such failure in performance or errors or omissions. In no event, except as specifically set forth herein, shall Global be liable to Customer or any third parties (including Customer's clients) for any claim, loss or damage, ordinary, special or consequential, or otherwise, even if Global has been advised of the possibility of such damage.

   Due to the nature of the services being performed by Global, it is agreed that in no event will Global be liable for any claim, loss, liability, correction, cost, damage or expense caused by Global's performance or failure to perform hereunder which is not reported by Customer within thirty (30) days of such failure to perform.

c. Customer shall indemnify and save Global harmless from and against any and all loss, damage, or expense (or claims of damage or liability) asserted against Global by third parties and arising out of information provided to Global by Customer or Customer's customers, or arising out of the use of such information when furnished by Global to Customer's customers or to other third persons at Customer's request, or to officers, employees and agents of Customer.

d. Liability of Global in any and all categories and for any and all causes arising out of this Agreement shall, in the aggregate, not exceed one (1) month's average billing to Customer taken over the twelve (12) months preceding the month in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

8. PROPRIETARY INFORMATION:

a. All proprietary information disclosed by either party to the other in connection with this Agreement shall be identified as such in writing if not already identified as such herein, and shall be protected by the recipient party from disclosure to others. All Systems provided by Global under this Agreement or used by Global to provide the Services are herein identified as the proprietary information of Global and Customer may not transfer, modify, reverse engineer, emulate, copy or use in any way other than as specifically

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   authorized  in  this  Agreement.   Any  software  and  related  documentation
   furnished by Customer to Global in connection with this Agreement is identified as the proprietary information of Customer, but may be retained by Global until performance under this Agreement is completed or until this Agreement is terminated, at which time such information and all copies thereof shall be returned to Customer upon request.

b. Global and Customer acknowledge that all proprietary information disclosed by either party to the other party for the purpose of work, or which comes to the attention of one of the parties, its employees, officers, and agents during the course of such work, constitutes a valuable asset. Therefore, Global and Customer agree to hold such information in confidence and shall not, except in the performance of the duties under this Agreement or with the express prior written consent of the other party, disclose or permit access to any such information to any person, firm or corporation other than persons, firms or corporations authorized by that party, and Global and Customer shall cause their officers, employees, agents, and representatives to take such action as shall be necessary or advisable to preserve and protect the confidentiality of such information.

c. Global's and Customer's obligations and agreements under this paragraph shall not apply to any information supplied that:

   (1)  was known to either party prior to the disclosure by the other, or

   (2) is or becomes generally available to the public other than by breach of this Agreement, or

   (3) otherwise becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to either party; or

   (4) which is disclosed pursuant to a requirement or request of a court of competent jurisdiction or a government agency (provided that the receiving party notifies the disclosing party regarding the receipt of such request prior to its provision of information to the requesting party).

9. MISCELLANEOUS:

a. This Agreement shall be construed in all respects under the laws of the State of Georgia, without giving effect to conflicts of laws provisions.

b. This Agreement contains the full understanding of the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof, except for new Service Pricing Schedule(s), shall be binding unless in writing and signed by officers of both parties. In the event Customer issues a purchase order or memorandum or other instrument covering the Services herein offered and provided, it is hereby specifically

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   agreed and understood that such purchase order or memorandum or instrument is for Customer's internal purposes only and any and all terms and conditions contained therein, whether printed or written, shall be of no force or effect.

c. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

d. Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by telegraph or First Class United States Mail, postage prepaid and addressed to the appropriate party at the address set forth on the cover page hereof.

   The parties hereto may change the name and address of the person to whom all notices or other documents required under this Agreement must be sent at any time by giving written notice to the other party.

e. Neither party to this Agreement may assign its rights or obligations under this Agreement without the express written consent of the other party, except that the obligations of Global under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of Global so long as Global assumes full responsibility for such obligations. In the event that Customer merges or consolidates with any other person or entity, the result of which is that Customer is not the surviving entity, the obligations and liabilities under this Agreement shall survive and be binding upon such successor with respect to the Services then being provided by Global. In the event Customer assumes additional processing business, as soon as practicable consistent with the terms of any data processing contracts that Customer is required to assume in connection with such acquisition, Global shall provide the information technology services therefor, including all credit card processing. Customer shall give Global reasonable notice of any such additional processing if such additional processing would significantly impact the amount of Customer's volume to be processed by Global.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date executed by Global.

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                                   EXHIBIT A-2
              SERVICE DESCRIPTION FOR MERCHANT PROCESSING SERVICES

For purposes of this Exhibit A-2 defined terms used herein will have the meanings ascribed thereto in the Agreement.

                                    TRAINING
                                    --------

Global shall provide to Customer a training program conducted at Global's facilities for the purpose of training Customer's personnel in the proper use of Global's procedures, systems, and reports. The training program will include Global personnel competent to train Customer personnel on the use of the Services for up to two (2) business days. Customer shall provide competent personnel for such training and shall cooperate with Global in properly scheduling such training in conjunction with Customer's conversion to the Services. If requested by Customer, additional training will be provided at mutually agreeable rates, plus all related expenses which may include without limitation, the costs of air fare, meals, lodging, and rental car. In the event Customer desires to have the initial training conducted at Customer's location, Customer agrees to reimburse Global for the related travel and lodging expenses (as described above) of the Global personnel conducting the training.

                                SECTIONS 1,2 & 3.
                                -----------------
                             BASIC MERCHANT SERVICES
                             -----------------------

1. Global will provide a merchant data base system for Customer to access on-line account information for inquiry and update.

2. Global will maintain and perform daily data processing and update cycles for the merchant accounting records of Customer maintained by Global, in accordance with established Global policies and procedures.

3. Global will provide sales transaction data processing services including:

   (a) receiving electronic files in accordance with Global's published specifications, containing monetary transaction data from third party point-of-sale vendors, Customer, and/or merchants for data processing of account data; and

   (b)  transmitting outgoing interchange fees and settlement; and

   (c)  processing incoming interchange fees and settlement.


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4. Global will calculate  merchant fees and/or discount rates,  prepare merchant account statements, and all merchant and bank reports. Merchant account statements and merchant and Customer report forms will be provided by Global. Distribution and delivery shall be in accordance with methods and prices agreed upon by both parties.

5. Global will receive electronic files containing authorization data from third party point-of-sale vendors at Customer's direction and in accordance with Global's published specifications.

6. Customer shall pay the reasonable charges of Global for reruns necessitated by incorrect or incomplete data or erroneous instructions supplied to Global and for correction of programming, operator, and other processing errors caused by Customer, its merchants, or their employees or agents.

7. Generic forms and supplies required to support Customer are included unless otherwise specified in this Exhibit A-2. Forms may be individualized by Customer at Customer's expense, provided that such forms, envelopes, or printed materials are in accordance with Global specifications and processing requirements. Global, at its option, may assess an additional handling fee for procuring and storing individualized forms. All legal aspects of all forms are the responsibility of Customer. Global shall provide Customer copies of generic forms upon request for Customer to ensure that such forms are legally appropriate for Customer's program.

                                 SECTIONS 4 & 5.
                                 ---------------
                        RETRIEVAL AND CHARGEBACK SERVICES
                        ---------------------------------

1. Basic Service: Global will provide the processing system for retrieval and chargeback support for use by Customer.

2. Global will also provide the system and/or staff support for collection letters, compliance cases, and arbitrations.

3. Reimbursements received from VISA and MasterCard (or other applicable entities) for retrieval processing will be retained by Global.

                                 SECTIONS 6 & 7.
                                 ---------------
                                OPTIONAL SERVICES
                                -----------------

1. Global will perform merchant plastic and imprinter plate preparation services upon request by Customer.

2. Global will provide basic microfilm/microfiche services for the copy and reproduction of reports and account statements.


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

3. Global may provide computer systems and computer programming services in response to specific requests from Customer which is not otherwise provided as part of the Basic Services.

4. Global will provide preparation, filming, data entry, and balancing of all merchant paper.

5. Global will provide Special Support Services.

                                   SECTION 8.
                                   ----------
                              PASS THROUGH SERVICES
                              ---------------------

Global shall provide select Services on a pass-through cost basis, as defined in Exhibit B-2.

The pricing for the services set forth in this Exhibit A-2 which are provided to Customer are set forth in Exhibit B-2.

Customer:
Digital Courier Technologies, Inc.           GLOBAL PAYMENT SYSTEMS LLC
By: /s/ James Egide                          By:
-------------------                              -------------------------
Print Name: James Egide                      Print Name: Suellyn P. Tornay

Title: Chief Executive Officer               Title: VP & Acting General Counsel

Date: 5-31-2000                              Date:


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